Exhibit 99.1

Consent of Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1 of TerraForm Power, Inc., and any amendments and supplements thereto, as a nominee to the board of directors of TerraForm Power, Inc. and to the filing of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ Hanif M. Dahya
Hanif M. Dahya

Date: July 1, 2014

Consent of Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1 of TerraForm Power, Inc., and any amendments and supplements thereto, as a nominee to the board of directors of TerraForm Power, Inc. and to the filing of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ Mark Lerdal
Mark Lerdal

Date: June 28, 2014

Consent of Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1 of TerraForm Power, Inc., and any amendments and supplements thereto, as a nominee to the board of directors of TerraForm Power, Inc. and to the filing of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ Mark Florian
Mark Florian

Date: June 27, 2014

Consent of Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1 of TerraForm Power, Inc., and any amendments and supplements thereto, as a nominee to the board of directors of TerraForm Power, Inc. and to the filing of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ Martin Truong
Martin Truong

Date: July 15, 2014